UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 2, 2015, Santander Holdings USA, Inc. (the “Company”) issued a press release announcing that its majority owned subsidiary, Santander Consumer USA Holdings Inc. (“SCUSA”), has appointed Jason A. Kulas, age 44, as Chief Executive Officer of the Company and member of the Board of Directors of SCUSA (the “SCUSA Holdings Board”), effective as of the close of business on July 2, 2015. The Company also announced that Jason W. Grubb, age 49, will succeed Mr. Kulas as President of SCUSA, and that Stephen A. Ferriss, a director currently serving on the SCUSA Holdings Board, has been appointed Chairman of the SCUSA Holdings Board. Jennifer Popp, age 35, SCUSA’s Deputy Chief Financial Officer, will serve as SCUSA’s interim Chief Financial Officer until a successor is appointed. Subject to regulatory approvals, Mr. Kulas will also be appointed to the Company’s Board of Directors.

Also on July 2, 2015, the Company announced the departure of Thomas G. Dundon from his roles as the Chairman and Chief Executive Officer of SCUSA and from any positions that he holds with SCUSA’s affiliates, effective as of the close of business on July 2, 2015. Mr. Dundon will continue to serve as a member of the SCUSA Holdings Board. In connection with his departure, and subject to the terms and conditions of the amended and restated employment agreement, executed as of December 31, 2011, by and among Santander Consumer USA Inc. (SCUSA’s wholly owned subsidiary), Banco Santander, S.A. and Mr. Dundon (the “Employment Agreement”), including Mr. Dundon’s execution and non-revocation of a release of claims against the SCUSA, Mr. Dundon will receive that compensation to which he is entitled under the Employment Agreement in the case of a termination by the Company without “cause,” as modified by the Separation Agreement described below. Certain of the payments, agreements to make payments and benefits described below may be effective only upon receipt of certain required regulatory approvals.

In connection with his departure, on July 2, 2015, Mr. Dundon entered into a Separation Agreement with SCUSA, DDFS LLC (“DDFS”), the Company, Santander Consumer USA Inc. and Banco Santander, S.A. (the “Separation Agreement”), pursuant to which, among other things, the Company was deemed to have irrevocably exercised its option to acquire all of the shares of SCUSA common stock owned by DDFS, subject to the receipt of all required regulatory approvals. The Company intends to assign its right to purchase such shares to Banco Santander, S.A. which would then contribute the shares to the Company. The Separation Agreement has been filed as Exhibit 10.2 to SCUSA’s Current Report on Form 8-K filed with the SEC on July 2, 2015.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 2, 2015

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements regarding the Company and Santander Bank, N.A. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the final terms of any Written Agreement. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its filings with the SEC, including its reports on Forms 10-K, 10-Q and 8-K. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Date: July 2, 2015	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 2, 2015